                                    EXHIBIT 4

Masterpiece Technology Group, Inc.
455 Wards Corner Road ~ Loveland, Ohio 45140 ~ 513-831-6647 ~ FAX 513-831-5633


Mr. Jim Parsons                      April 7, 2000
500 108th Avenue NE
Suite 1710
Bellevue, WA 98004

Dear Mr. Parsons,

The purpose of this letter is to confirm Jim Parsons ("Advisor") the appointment by the Board of Directors to act as legal advisor to MTG in connection with Company issues relating to SEC filing requirements, corporate documents, merger documents and other matters as may relate to corporate legal concerns. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with our engagement the Advisor will provide the following services:

     (a) will provide advice to the Board, from time to time as it may request, on matters relating to corporate legal matters;

     (b) if requested by the Board, Advisor will assist the Board with the following:

          (i) a evaluation of the company legal status; and
          (ii) directed work as appropriate for the further development of appropriate legal structures as related to acquisitions and joint ventures; and
          (iii) Advisor will provide such other legal advice to the Board directly related to industry standards and structures as described above and as may reasonably be requested by Board.

  1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and its counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in its judgment, deems necessary or prudent in the circumstances.

 2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.

  3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

  4. In connection with the performance of legal advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

  5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based and that, accordingly, there has been a material change in the Valuation following the dates thereof and prior to the completion of the acquisition.

  6. In consideration for our services hereunder, the Company will pay the Advisor Twenty One Thousand Shares (21,000) of MTG stock.

  7. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

  8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separated and in good faith and will be consistent with fees paid for similar services.

  9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on March 31, 2001.

  10. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

  11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

  12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

  If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.


  /s/ Newell Crane                        /s/ Jim Parsons
  Newell Crane, CEO                  Jim Parsons, Advisor
  Masterpiece Technology Group, Inc.

Masterpiece Technology Group, Inc.
455 Wards Corner Road ~ Loveland, Ohio 45140 ~ 513-831-6647 ~ FAX 513-831-5633


Mr. Jim Hennig
12 Meadow Lane
Verona, NJ  07044

Dear Mr. Hennig

  The purpose of this letter is to confirm Mr. Jim Hennig ("Advisor") the appointment by the Board of Directors of Masterpiece Technology Group, Inc. ("MTG"), for you to act as technical product advisor to MTG in connection with the various company products. We also confirm our understanding and agreement that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with our engagement as the Company's advisor as related to the acquisition proposal, the Advisor will provide the following services:

     (a) will provide advice to the Board, from time to time as it may request, on matters relating to product development advice;

     (b) if requested by the Board, Advisor will prepare and deliver to the Board the following documents (collectively, the "Opinions"):

       (i) a formal review of the product structure of the Company's medical record product and practice management product;

      (ii) if requested by the Board, we will participate in product development and planning for our medical records, practice management and other software modules the company may require; and;

       (iii) will provide such other advice to the Board directly related to the software development advisory services described above as may reasonably be requested by the Board.

  1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in its judgment, deems necessary or prudent in the circumstances.

 2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.

  3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company provided to you, directly or indirectly, orally or in writing or by you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

  4. In connection with the performance of advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

  6. In consideration for our services hereunder, the Company will pay the Advisor Ten Thousand Shares (10,000) of MTG free trading stock.

  7. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

  8. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on March 31, 2001.

  10. This Agreement will be governed by and construed in accordance with the laws of the State of Utah.

  11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

  12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

  If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.


  /s/ Newell Crane                        /s/ Jim Hennig
  Newell Crane, CEO                  Mr. Jim Hennig, Advisor
  Masterpiece Technology Group, Inc.

Masterpiece Technology Group, Inc.
455 Wards Corner Road ~ Loveland, Ohio 45140 ~ 513-831-6647 ~ FAX 513-831-5633


Mr. Thad Vaughn                                          March 17, 2000
21416 SE 284th Street
Kent, Washington  98042-8541

Dear Mr. Vaughn,

  The purpose of this letter is to confirm Mr. Thad Vaughn ("Advisor") the appointment by the Board of Directors to act as Advisor to MTG to provide information, opinions and reports (Opinions) in connection with corporate software usage, development and implementation as it may relate to the Company's DocPrep Studio product and the Company's EMR product. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with the engagement as the Company's advisor as related to the Opinions, the Advisor agrees to comply with the following considerations:

  1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (Opinions) to be provided to the Company hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in his judgment, deems necessary or prudent in the circumstances.

  2. You and the Board further acknowledge that you and the Board, respectively, will use best efforts to ensure that all information concerning the Company provided to you by us, directly or indirectly, orally or in writing or to the Company from you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

  3. In connection with the performance of the advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

  4. The Company will provide to Advisor all appropriate drafts, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based.

  5. In consideration for the services hereunder, the Company will pay the Advisor Thirty Thousand Shares (30,000) of MTG free trading stock.

  6. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

  7. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separated and in good faith and will be consistent with fees paid for similar services.

  8. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on March 17, 2001.

  9. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

  10. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

  11. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

  If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.

  /s/ Newell Crane                             /s/ Thad Vaughn
  Newell Crane, President & CEO                Thad Vaughn, Advisor

  March 17, 2000                               March 22, 2000
  Dated                                        Dated

  CONSULTING AGREEMENT


THIS AGREEMENT is entered into as of the 1st day of April, 2000 by and between Masterpiece Technology Group, Inc., a corporation organized and existing under the laws of the State of Utah having its principal place of business at 455 Wards Corner Road, Loveland, OH 45140, ("Company") and R. Daniel Rivera, an individual with a principal address at 1068 Cedar St, Port Townsend, WA 98368 ("Consultant").

                               WITNESSETH:

In consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   THE SERVICES

The Consultant agrees to provide strategic and tactical direction and guidance to the Company and assist the Company in software development.

2.   WORK FOR HIRE

a. It is the intention of the parties hereto that all rights, including without limitation copyright and with the sole exception provided in Paragraph 4 below, in any reports, surveys, marketing promotional and collateral materials prepared by the Consultant pursuant to the terms of this Agreement, or otherwise for Company (hereinafter "the Work") vest in Company. The parties expressly acknowledge that the Work was specially ordered or commissioned by Company, and further agree that it shall be considered a "Work Made for Hire" within the meaning of the copyright laws of the United States and that Company is entitled, as author and with the sole exception provided in Paragraph 4 below, to the copyright and all other rights therein, throughout the world, including, but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion.

b. If, for any reason, the Work is not considered a work made for hire under the copyright law, then, except as provided in Paragraph 4 below, the Consultant hereby grants and assigns to Company, its successors and assigns, all of its rights, title, and interest in and to the Work, including, but not limited to, the copyright therein throughout the world (and any renewal, extension or reversion copyright now or hereafter provided), and all other rights therein of any nature whatsoever, whether now known or hereafter devised, including, but not limited to the right to make such changes therein, and such uses thereof, as Company may determine.

3.   INTELLECTUAL PROPERTY

Notwithstanding the provisions of Paragraph 3 above, Consultant hereby retains the sole and exclusive right, title and interest in any intangible marketing or business thought, concept, idea, method or process arising out of Consultant's engagement with the Company pursuant to this Agreement.

4.   PROPRIETARY INFORMATION

a. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of Company or any entity in which Company has a controlling interest and shall include (but shall not be limited to) information encompassed in all drawings, designs, programs, plans, formulas, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of Company.

b. Consultant agrees to regard and preserve as confidential, all proprietary information, whether Consultant has such information in memory or in writing or other physical form. Consultant shall not, without written authority from Company to do so, directly or indirectly, use for the benefit or purposes, nor disclose to others, either during the term of its engagement hereunder or thereafter, except as required by the conditions of Consultant's engagement hereunder, any proprietary information.

c. Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of Company. In Consultant's performance hereunder, Consultant shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm or corporation.

d. The Consultant expressly agrees that the covenants set forth in this Paragraph are being given to Company in connection with the engagement of the Consultant by Company and that such covenants are intended to protect Company against the competition by the Consultant, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Consultant are beyond those permitted by law, such limitations, both as to time and geographical area, shall be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

e. The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of the Consultant, hereafter disclosed in publicly available sources of information, (iii) is now in the possession of Consultant without any obligation or confidentiality, or (iv) has been or is hereafter lawfully disclosed to Consultant by any third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

5. INJUNCTIVE RELIEF.

Consultant acknowledges that the injury to Company resulting from any violation by it of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation; and no bond or other security shall be required in connection with such injunction.

6.   FEES AND REIMBURSEMENT OF CERTAIN EXPENSES

          a. Company shall pay Consultant a consulting fee equal to two hundred thousand (200,000) shares of unrestricted stock of the Company upon
signing of this Agreement.   This stock will be used to pay development and
clinic staff for services attached as Exhibit "A" hereto, incorporated herein by this reference.

          b. In addition to the payment referred to in Section 6.a. above, Company shall pay Consultant a consulting fee equal to five thousand (5,000) shares of unrestricted stock of the Company upon signing of this Agreement, for purchase of computer hardware and software required to complete the services outlined in Exhibit "A" (the "Services"). Company shall pay Consultant a bonus equal to ten thousand shares (10,000) of unrestricted stock of the Company if the Services are completed within six months receipt of stock as outlined in Section 6.a. of this Agreement. Company shall pay Consultant a bonus equal to ten thousand shares (10,000) unrestricted stock of the Company for each set of fifty (50) clinical templates delivered within six months of signing of the Agreement.

          c. It is the intention of the Consultant to use the stock of the Company to pay for consulting costs and for sub-consultants. If, at the time of the substantial completion and delivery by Consultant to the Company of the Services, the value of the stock received pursuant to Section 6.a. above (as stated in the bid price at the close of the trading day upon delivery of the Services), plus the gross proceeds from the sale of any stock received pursuant to Section 6.a. above sold prior to completion and delivery, is less than $600,000, the Company will issue additional shares to Consultant equaling the difference.

           d. The list of Services that will be performed pursuant to this Contract is attached as Exhibit "A" hereto, incorporated herein by this reference.

           e. The Consultant shall provide to the Company on the first day of every month an outline as to the Services that will be performed that month. Within ten (10) days from the end of each and every month, Consultant will provide to Company a statement as to the work that was performed for the prior month.

           f. If in reviewing the statements made by the Consultant to the Company that are required within ten (10) days after the close of a business month, Company determines that Consultant is not making sufficient progress in order to complete work for which Consultant was hired within a reasonable time, the Company will give written notice to Consultant. Consultant shall have fifteen (15) days to complete the work required and provide further reports to the Company.

7.   BENEFITS

The Consultant, as an independent contractor, shall not be entitled to any other benefits other than the fees and reimbursement of expenses provided under Paragraph 2 of this Agreement.

8.   DUTY TO REPORT INCOME

The Consultant acknowledges and agrees that it is an independent contractor and not an employee of the Company and that it is Consultant's sole obligation to report as income all compensation received from Company pursuant to this Agreement. The Consultant further agrees that the Company shall not be obligated to pay withholding taxes, social security, unemployment taxes, disability insurance premiums, or similar items, in connection with any payments made to the Consultant pursuant to the terms of this Agreement.

9.   TERM

This Agreement shall be effective beginning as of 1st day of April 2000, and shall continue until date of delivery of completed product and Services, as specified in Exhibit "A"; provided, however, that either Company or Consultant may terminate this Agreement in whole or in part at any time upon thirty (30) days' written notice to the other party. In the event of termination or upon expiration of this Agreement, Consultant shall return to Company any and all equipment, documents or materials, and all copies made thereof, which Consultant received from Company for the purposes of this Agreement and the Company shall pay to Consultant the amounts provided in Paragraph 2 hereof through the date of such termination or expiration.

10.  INDEMNIFICATION

The Consultant shall indemnify and save Company harmless from and against all claims arising in favor of any person, firm or corporation on account of personal injury or property damage in any way resulting from the improper or illegal acts of Consultant, its employees or agents. The foregoing indemnity shall include all costs incurred by Company, including reasonable attorneys' fees.

11.  NOTICES

All notices and billings shall be in writing and sent via first class mail to the respective addresses of the parties set forth at the beginning of this Agreement or to such other address as any party may designate by notice delivered hereunder to the other party.

12.  GENERAL

A. The terms and conditions of Paragraphs 3, 4, 5 and 6 hereof shall survive the termination of this Agreement or completion of the Services as the case may be.

B. Neither the Company nor Consultant shall assign this Agreement or delegate its duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of the other party hereto.

C. Consultant shall perform the Services as an independent contractor and shall not be considered an employee of Company or Partner, joint venturer or otherwise related to Company for any purpose.

D.   This Agreement shall be governed by the laws of the State of Washington.

E. This Agreement constitutes the entire understanding between Consultant and Company respecting the Services described herein. The terms and conditions of any purchase order shall have no effect upon this Agreement and shall be used for accounting purposes only.

F. The failure of either party to exercise its rights under this Agreement shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

G. Any delay or nonperformance of any provision of this Agreement caused by conditions beyond the reasonable control of the performing party shall not constitute a breach of this Agreement, provided that the delayed party has taken reasonable measures to notify the other of the delay in writing. The delayed party's time for performance shall be deemed to be extended for a period equal to the duration of the conditions beyond its control."Conditions beyond a party's reasonable control" include, but are not limited to, natural disasters, acts of government after the date of the Agreement, power failure, fire, flood, acts of God, labor disputes, riots, acts of war and epidemics. Failure of subcontractors and inability to obtain materials shall not be considered a condition beyond a party's reasonable control.

H. Non-Solicitation of Consultant's Employees: Company agrees not to knowingly hire or solicit Consultant's employees during performance of this Agreement and for a period of two years after termination of this Agreement without Consultant's written consent.

I. Mediation and Arbitration: If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in King County, Washington. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration in King County, Washington under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

J. Attorney Fees: If any legal action is necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

K. Complete Agreement: This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire Agreement between the parties. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter.
In the event of a conflict between the provisions of the main body of the Agreement and any attached exhibits, appendices or other materials, the Agreement shall take precedence. Modifications and amendments to this Agreement, including any exhibit or appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.





MASTERPIECE TECHNOLOGY GROUP, INC.

By:    Newell Crane
Its:    President & CEO
Signature: /s/ Newell Crane



CONSULTANT


Signature: /s/ R. Daniel Rivera
Printed Name: R/ Daniel Rivera

Masterpiece Technology Group, Inc.
455 Wards Corner Road ~ Loveland, Ohio 45140 ~ 513-831-6647 ~ FAX 513-831-5633


Mr. Phil Weiss                       March 14, 2000
500 Old Country Road
Suite 305
Garden City, NY  11530

Dear Mr. Weiss,

The purpose of this letter is to confirm Phil Weiss ("Advisor") the appointment by the Board of Directors to act as patent counsel advisor to MTG in connection with patents filed, pending patents and future patents in the United States and elsewhere. The board also confirms that the Advisor is being retained hereunder by and solely for the benefit of the Board of MTG and not by any third parties, including the Company's shareholders. In connection with our engagement as the Company's advisor as related to the patent advise, the Advisor will provide the following services:

       (a) will provide advice to the Board, from time to time as it may request, on matters relating to patents; and

       (b) will conclude the preparation, necessary filing and all related work as it applies to the Company's Medical Record ERISA patent; and

       (c) if requested by the Board, Advisor will prepare and deliver to the Board the following documents:

            (i) a formal valuation (the "Valuation") of the company patents; and
            (ii) directed work as appropriate for the further development of company patents; and
            (iii) Advisor will provide such other patent advice to the Board directly related to industry standard changes and structure as described above and as may reasonably be requested by the Board.

  1. The Opinions will be prepared in accordance with the professional judgment of the Advisor and will comply with applicable securities law requirements. The Advisor and its counsel will discuss with the Board and its counsel policy requirements before delivering the Opinions. Any advice or opinions (including the Opinions) to be provided by us hereunder will be made subject to and will be based upon such limitations, qualifications and reservations as the Advisor, in its judgment, deems necessary or prudent in the circumstances.

  2. None of the Opinions or any of our other oral or written opinions or advice, (including the contents of any materials provided by the Advisor and any oral or written presentation to the Board made by the Advisor) in connection with this engagement is to be used, reproduced, published or distributed in whole or in part to any third party without the prior written consent of the Advisor (except as required by applicable securities law requirements and then only after consultation with the Advisor). Such consent will extend only to the disclosure of the specific Opinion in the particular document as described in the consent, and will not extend to any subsequent disclosure in any other document needed for circulation. Any document prepared by or on behalf of the Board will be in form and substance satisfactory to the Advisor and its counsel and will be provided to the Advisor and its counsel for review.

  3. You and the Board further acknowledge that you and the Board, respectively, will use your best efforts to ensure that all information concerning the Company and the candidate will be provided to us, directly or indirectly, orally or in writing, by you or your respective agents and advisors in connection with the Opinions will be accurate and complete in all material respects and will not be misleading in any material respect.

  4. In connection with the performance of patent advisory services hereunder, Advisor will keep confidential and will use only for the purpose of performing the services described herein all information, whether written or oral, acquired from the Board and the Company in connection with our work hereunder, except:
(iv) information which was available to the public prior to the engagement or which thereafter becomes available to the public other than through a breach by parties of obligations hereunder; (v) information which was known to Advisor prior to the engagement; and (vi) information which Advisor is required to disclose by law (including applicable securities law requirements) or in connection with legal process or legal or regulatory proceedings. Advisors obligation under this section will survive the completion of this engagement.

  5. The Company will provide to Advisor current drafts and final copies, as soon as they become available, of all disclosure documents filed or to be filed by or on behalf of the Company. However, the Advisor will have no responsibility for the form or content of the documentation, other than with respect to the Opinions or summaries thereof, and the description of our services undertaken pursuant to the terms of this engagement letter. Advisor will be entitled at any time to withdraw, amend or supplement the Opinions in the event that Advisor reasonably concludes that there has been a material change in the factors upon which such Opinions are based and that, accordingly, there has been a material change in the Valuation following the dates thereof and prior to the completion of the acquisition.

  6. In consideration for our services hereunder, the Company will pay the Advisor Two Thousand Seven Hundred and Eighty Three Shares (2,783) of MTG free trading stock.

  7. The Company agrees to indemnify and hold the Advisor to the fully extent permitted by law, harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (collectively, "Losses"), to which an Indemnified Party may become subject by reason of the performance of professional services rendered hereunder.

  8. If Advisor is requested to perform services in addition to those described above, the terms and conditions relating to such services will be outlined in a separate letter agreement and the fees for such services will be negotiated separated and in good faith and will be consistent with fees paid for similar services.

  9. The term of this agreement will be for a period beginning as of the date of your acceptance of this Agreement and ending on March 15, 2000.

  10. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio.

  11. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or unenforceability of any other provisions of this Agreement.

  12. The Agreement resulting from acceptance of this letter constitutes the entire agreement between the parties with respect to the services described herein and supersedes any prior agreements or understandings made between the parties with respect thereto. No modification or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the parties hereto.

  If the foregoing correctly reflects the basis upon which the Company agrees to retain the Advisor, please sign and return one copy of this Agreement to us.


  _________________________               _________________________
  Newell Crane, CEO                       Phil Weiss, Advisor
  Masterpiece Technology Group, Inc.